As filed with the Securities and Exchange Commission on December 29, 1995
                                                        Registration No: 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------



                               UNOCAL CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                    95-3825062
 (State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                    Identification No.)

         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
                                 (310) 726-7600
   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               UNOCAL SAVINGS PLAN
                            (Full title of the Plan)

                             DENNIS P.R. CODON, Esq.
                       Vice President and General Counsel
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7651
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed     Proposed
                                       Maximum      Maximum
                                       Offering     Aggregate    Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
to be Registered       Registered      Share (1)    Price (1)    Fee
================================================================================
Common Stock, $1.00
Par Value per
share (including
Preferred Stock
Purchase
Rights)              5,000,000 shares   $29.375     $146,875,000   $50,647
================================================================================

(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for December 26, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

     PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        There  are  hereby   incorporated  by  reference  in  this  registration
statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

          (1) Unocal Corporation's ("Unocal's") Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2) The Unocal Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994;


          (3) Unocal's  Quarterly Reports on Form 10-Q for the quarterly periods
              ended   March 31, June 30 and   September  30,  1995,  the last as
              amended by Amendment No. 1 on Form 10-Q/A;

          (4) Unocal's Current Reports on Form 8-K dated January 30, January 31, April 26, July 24, August 29, and October 26, 1995;

          (5) The descriptions of Unocal's Common Stock, $1.00 par value per share ("Common Stock") (including the associated Preferred Stock Purchase Rights) and Unocal's $3.50 Convertible Preferred Stock, $.10 par value per share ("Preferred Stock") (insofar as the rights thereof may materially limit or qualify the rights evidenced by, or amounts payable with respect to, the Common Stock) set forth under the captions "Description of the Common Stock" and "Description of the Preferred Stock" in the Prospectus dated February 3, 1995, included in the Registration Statement on Form S-3 of Union Oil Company of California and Unocal (File Nos. 33-54861 and 33-54861-01), as amended by Amendment No. 1 thereto.

        All  documents  filed by Unocal and the Unocal  Savings Plan pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

        Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for Unocal by Dennis P. R. Codon, Esq., Vice President and General Counsel, Chief Legal Officer and Corporate Secretary of Unocal. As of November 30, 1995, Mr. Codon owned 11,160 shares of Common Stock. He also held options to purchase 38,715 shares of Common Stock at prices ranging from $24.3125 to $30.0625, with expiration dates ranging from 2000 to 2005. In addition, Mr. Codon held 11,400 performance share units, which could be paid out in up to 22,800 shares of Common Stock four years after their award dates, depending upon Unocal's total return to stockholders.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.



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



    In addition, Unocal has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each director providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 8.  Exhibits.

          The Exhibit Index on page 6 of this registration statement lists the exhibits that are filed as part of this registration statement.

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any  prospectus required  by Section  10(a)
             (3)  of the Securities Act   of 1933,   as amended (the "Securities
             Act");

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the
             "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided,  however,  that the  undertakings  set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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


     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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




                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on December 28, 1995.

                                    UNOCAL CORPORATION



                                    By  /s/ CHARLES S. MCDOWELL
                                    --------------------------
                                          Charles S. McDowell
                                     Vice President and Comptroller


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


          SIGNATURE                    TITLE                         DATE
          ---------                    -----                         ----



      ROGER C. BEACH *       Chairman of the Board of          December 28, 1995
      ----------------           Directors and
       Roger C. Beach         Chief Executive Officer


      NEAL E. SCHMALE *      Chief Financial Officer           December 28, 1995
      -----------------          and Director
       Neal E. Schmale

                                   Vice President and          December 28, 1995
   /s/ CHARLES S. MCDOWELL         Comptroller
   -----------------------        (Principal Accounting
     Charles S. McDowell              Officer)


      JOHN W. AMERMAN *            Director                    December 28, 1995
      -----------------
       John W. Amerman

    MACDONALD G. BECKET *          Director                    December 28, 1995
    ---------------------
     MacDonald G. Becket

  JOHN W. CREIGHTON, JR. *         Director                    December 28, 1995
  ------------------------
   John W. Creighton, Jr.

     MALCOLM R. CURRIE *           Director                    December 28, 1995
     -------------------
      Malcolm R. Currie

    FRANK C. HERRINGER *           Director                    December 28, 1995
    --------------------
     Frank C. Herringer

     JOHN F. IMLE, JR. *           Director                    December 28, 1995
     --------------------
      John F. Imle, Jr.




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




               SIGNATURE               TITLE                     DATE
               ---------               -----                     ----

          DONALD P. JACOBS *        Director                   December 28, 1995
          ------------------
           Donald P. Jacobs

        RICHARD J. STEGEMEIER *     Director                   December 28, 1995
        -----------------------
         Richard J. Stegemeier

           J. STEVEN WHISLER *       Director                  December 28, 1995
           -------------------
            J. Steven Whisler

           CHARLES R. WEAVER *       Director                  December 28, 1995
           -------------------
            Charles R. Weaver

          MARINA v.N. WHITMAN *      Director                  December 28, 1995
          ---------------------
           Marina v.N. Whitman


* By  /s/ CHARLES S. MCDOWELL
-----------------------------
           Charles S. McDowell
            Attorney-In-Fact





         Pursuant to the requirements of the Securities Act of 1933, the members of the Savings Plan/ESOP Committee, who administer the Unocal Savings Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, December 28, 1995.


                                       UNOCAL SAVINGS PLAN




                                       By  /s/  CHARLES S. MCDOWELL
                                       ----------------------------
                                            Charles S. McDowell
                                           Member, Savings Plan/
                                             ESOP Committee



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





                                  EXHIBIT INDEX



EXHIBIT NUMBER                                                  EXHIBIT
--------------                                                  -------

     4.1 Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 2 on Form 10-K/A to Unocal's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8483).

     4.2 Bylaws of Unocal, as amended May 22, 1995, and currently in effect (incorporated by reference to Exhibit 3 to Unocal's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, File No. 1-8483).

     4.3 Rights Agreement dated as of January 29, 1990, between Unocal and Chemical Trust Company of California, as Rights Agent (incorporated by reference to Exhibit 1 to UNOCAL's Current Report on Form 8-K dated January 29, 1990, File No. 1-8483).

     5    Opinion of Dennis P. R. Codon, Esq. to Unocal.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Dennis P. R. Codon, Esq. (included in Exhibit 5).

     24   Power of Attorney.









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